UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2019

DROPCAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

DropCar, Inc.
1412 Broadway, Suite 2105
New York, New York 10018
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 342-1595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DCAR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing.

On August 19, 2019, DropCar, Inc. (the “Company”) received a letter (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company no longer complies with the minimum stockholders' equity requirement under Nasdaq Listing Rule 5550(b)(1) for continued listing on The Nasdaq Capital Market because the Company's stockholders' equity of $2,466,776, as reported in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, is below the required minimum of $2,500,000, and as of August 15, 2019, the Company does not meet the alternatives of market value of listed securities or net income from continuing operations.

In accordance with the Nasdaq Listing Rules, the Company has 45 calendar days, or until October 3, 2019, to submit a plan to regain compliance. If the Company's plan is accepted, Nasdaq may grant the Company an extension of up to 180 calendar days from the date of the Letter to evidence compliance.

If the Company's plan to regain compliance with the minimum stockholders' equity standard is not accepted or if it is accepted but the Company does not regain compliance by the end of the extension granted by Nasdaq, or if the Company fails to satisfy another Nasdaq requirement for continued listing, Nasdaq staff could provide notice that the Company's common shares will become subject to delisting. In such event, Nasdaq rules permit the Company to appeal the decision to reject its proposed compliance plan or any delisting determination to a Nasdaq hearings panel. Accordingly, there can be no guarantee that the Company will be able to maintain its Nasdaq listing.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that may cause such forward-looking statements not to be realized. Factors that could cause actual results to differ materially from the forward-looking statements include changes to the listing standards, policies and procedures of The Nasdaq Capital Market, fluctuations in the Company’s general financial and operating results, changes in the Company’s liquidity and capital resources, declines in the market price of the Company’s shares of common stock, changes in the capital markets, competition, and general and industry-specific economic conditions. The Company believes these factors include but are not limited to those described under “Risk Factors” in its Annual Report on Form 10-K, as such factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K, the Company’s Annual Report on Form 10-K and other filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DROPCAR, INC.

Date: August 23, 2019	By:	/s/ Spencer Richardson
Name: Spencer Richardson Title: Chief Executive Officer